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                                                                  EXHIBIT 23.2-A

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     We consent to the use in Amendment No. 1 to the Registration Statement of InSight Health Services Corp. on Form S-4 of our report dated February 6, 1996 on the financial statements of American Health Services Corp. appearing in the Prospectus, which is part of Amendment No. 1 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                          /s/Arthur Andersen LLP

                                                             ARTHUR ANDERSEN LLP
Orange County, California
May 7, 1996